                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference of our report dated February 6, 2001 (March 6, 2001 as to Note 18) appearing in this Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 2000, in the following Registration Statements of Cox Communications, Inc. and to the reference to us under the heading "Experts" in the Registration Statements on Form S-3:

                           Form                           File No.
                           ----                       -----------------
                           S-8                          33-80993
                           S-8                          33-80995
                           S-8                          33-91506
                           S-8                          333-44399
                           S-8                          333-85055
                           S-8                          333-43738
                           S-3                          333-03766
                           S-3                          333-82575
                           S-3                          333-82575-01
                           S-3                          333-82575-02
                           S-3                          333-54450-01


/s/ DELOITTE & TOUCHE LLP


Atlanta, Georgia
March 16, 2001